July 18, 2008


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by the American Depositary Receipts
each representing Five (5) Ordinary
Shares of Australia and New Zealand
Banking Group Ltd.
(Form F-6 File No. 333-9386)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting in number of ordinary shares represented by one American
Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio for Australia and New Zealand Banking Group Ltd.

The Prospectus has been revised to reflect the new ratio, and has been overstampted with:

Effective July 23, 2008 the Companys
American Depositary Share (ADS) Ratio
Changed from 1:5 (One ADS
Representing Five Ordinary Shares) to
1:1 (One ADS Representing One
Ordinary Share).


Please contact me with any questions or
comments at 212 815-2276

Violet Pagan
Vice President
The Bank of New York Mellon - ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286